Exhibit 10.15

Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ASSIGNMENT

between

TERNS PHARMACEUTICALS, INC.

and

VINTAGENCE BIOTECHNOLOGY, LTD.

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Agreement”), effective as of June 24, 2019 (the “Effective Date”), is entered into by and among Terns Pharmaceuticals, Inc., an exempted company incorporated under the laws of the Cayman Islands having a place of business P. O. Box 613, Harbor Center, George Town, Grand Cayman KY1-1107, Cayman Islands (“Terns”) and Vintagence Biotechnology Ltd., a China company, having a place of business at Yuan Feng Road No. 168, Suite 313, Kun Shan City, Jiangsu province, China (“Vintagence”). Vintagence and Terns may be referred to herein individually as a “Party” or collectively as the “Parties.” Reference to a Party shall be deemed to include that Party’s Affiliates.

Recitals:

WHEREAS, Vintagence is the owner of [***], a thyroid hormone receptor beta (THR-ß) agonist, and desires to have [***], or its back-up compound(s), developed, manufactured, and commercialized as a pharmaceutical product;

WHEREAS, Terns is an international pharmaceutical company having experience in the development, manufacture and commercialization of pharmaceutical products;

NOW, THEREFORE, Vintagence and Terns desire to enter into this worldwide, assignment wherein Terns will develop, manufacture, and commercialize [***], or its backup compound(s), on a worldwide basis.

In consideration of the foregoing premises and the mutual covenants herein contained, the Parties hereby agree as follows:

Agreement:

1.    DEFINITIONS.

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

1.1    “Affiliate” means with respect to any Party, any person or entity controlling, controlled by or under common control with such Party. For purposes of this Article 1.1, “control” means (a) in the case of a corporate entity, direct or indirect ownership of fifty percent (50%) or more of the stock or shares having the right to vote for the election of directors of such corporate entity and (b) in the case of an entity that is not a corporate entity, the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

1.2    “Agreement” shall have the meaning set forth in the introduction to this agreement.

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1.3    “Applicable Laws” means all statutes, ordinances, regulations, rules or orders of any kind whatsoever of any Governmental Authority that may be in effect from time to time and applicable to the activities contemplated by this Agreement.

1.4    “Backup Compound” means (a) any compound covered by the patents and/or patent applications set forth in Exhibit A (and any Patents resulting or derived therefrom in any country or supranational jurisdiction in the Territory) having [***] activity as a THR-ß agonist and designated by Terns as a backup compound to [***] (which designation may occur at any time during the Term in Terns’ discretion), (b) a [***] of the compound specified in (a) above wherein the [***] has [***] activity as a THR-ß agonist, and (c) any [***] of the compound specified in (a) above.

1.5    “Business Day” means a day other than a Saturday, Sunday, or a bank or other public holiday in Mainland China or in the United States.

1.6    “China Yuan” or “CNY” means China Yuan, the lawful currency of the People’s Republic of China.

1.7    “CMC” means chemistry, manufacturing, and control.

1.8    “Commercially Reasonable Efforts” means carrying out of obligations or tasks in a manner consistent with the efforts a pharmaceutical company similar in size to Terns and with resources similar to the resources of Terns, devotes to research, development or marketing of a pharmaceutical product or products of similar market potential, profit potential or strategic value resulting from its own research efforts or for its own benefit, taking into account technical, regulatory and intellectual property factors, target product profiles, product labeling, past performance, costs, economic return, the regulatory environment and competitive market conditions in the therapeutic or market niche, all based on conditions then prevailing.

1.9    “Compound” means (a) the compound designated by Vintagence as [***], (b) a [***] of the compound specified in (a) above wherein the [***] has [***] activity as a THR-ß agonist, and (c) any [***] of the compound specified in (a) above.

1.10    “Confidential Information” means all confidential information of the Disclosing Party or its Affiliates, regardless of its form or medium as provided to the Receiving Party or its Affiliates in connection with this Agreement; provided that, Confidential Information shall not include any information that the Receiving Party can show by competent evidence: (a) is already known to the Receiving Party at the time it is disclosed to the Receiving Party by the Disclosing Party without an obligation of confidentiality and not through a prior disclosure by the Disclosing Party; (b) is or becomes generally known to the public through no act or omission of the Receiving Party in violation of the terms of this Agreement; (c) has been lawfully received by the Receiving Party from a Third Party without restriction on its disclosure and without, to the knowledge of the Receiving Party, a breach by such Third Party of an obligation of confidentiality to the Disclosing Party; or (d) has been independently developed by the Receiving Party without use of or reference

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to the Confidential Information of the Disclosing Party. If the Receiving party claims that the information it received falls under the preceding sub-clause (c), the Receiving Party shall provide reasonably satisfactory supporting documentation thereof, otherwise, the information shall still be deemed as Confidential Information (to the extent it otherwise meets the requirements set forth in this Section 1.10).

1.11    “Controlled” means, with respect to any item of or right under Patents or Know-How, the ability of a Party (whether through ownership or license or other right), other than pursuant to this Agreement, to grant access to, license or sublicense such item or right without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to grant the other Party such access or license or sublicense.

1.12    “Covered Compound” means the Compound and the Backup Compounds.

1.13    “Covered Product” means any and all pharmaceutical products containing a Covered Compound, whether alone or in combination with other active or inactive ingredients.

1.14    “Develop” or “Development” or “Developing” means research, discovery, and preclinical and clinical drug or biological development activities, including test method development and stability testing, toxicology, formulation, quality assurance/quality control development, CMC, statistical analysis, preclinical and clinical studies and regulatory affairs, approval and registration, in each case, of a Covered Compound and/or Covered Product for use in the Field, and to the extent normally undertaken during the development (as opposed to Commercialization) phase of such Covered Compound or Covered Product’s life cycle. Development shall include, if applicable, all phase IV clinical studies requested or required by the Regulatory Authority in the Territory or to maintain Regulatory Approvals in the Territory.

1.15    “Disclosing Party” shall have the meaning set forth in Article 8.1(a).

1.16    “Effective Date” shall have the meaning set forth in the introduction in this Agreement.

1.17    “Field” means all uses and all indications in humans.

1.18    “Governmental Authority” means any court, commission, authority, department, ministry, official or other instrumentality of, or being vested with public authority under any law of, any country, state or local authority or any political subdivision thereof, or any association of countries.

1.19    “Indemnifying Party” shall have the meaning set forth in Article 10.3.

1.20    “Indemnitee” shall have the meaning set forth in Article 10.3.

1.21    “Know-How” means (a) any proprietary scientific or technical information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, including databases, safety information, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data including pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological, pre-clinical and clinical test data, analytical and quality control data, stability data, studies and procedures, and manufacturing process and development information, results and data and (b) any proprietary biological, chemical materials, including any Materials.

1.22    “Licensee” means a Third Party that is granted a license under the rights transferred to a Party in accordance with this Agreement.

1.23    “Major Markets” means the following countries: [***].

1.24    “Materials” means reference and starting materials including the Covered Compounds and the active pharmaceutical ingredient (API) of the Covered Product or other materials as may be defined by the Parties.

1.25    “NDA” means with respect to a Covered Product in a country or regulatory jurisdiction, an application to obtain Regulatory Approval which approves selling and/or marketing such Covered Product in such country or regulatory jurisdiction.

1.26    “NDA Approval” means Regulatory Approval of an NDA for a Covered Product in any country or regulatory jurisdiction.

1.27    “Patent(s)” means (a) all patents and patent applications in any country or supranational jurisdiction and (b) any provisionals, substitutions, divisions, continuations, continuations in part, reissues, renewals, registrations, confirmations, reexaminations, extensions, supplementary protection certificates and the like, of any such patents or patent applications.

1.28    “Patent Prosecution” means the responsibility and authority for (a) preparing, filing and prosecuting applications (of all types) for any Patent, (b) paying, filing and maintenance fees relating to any Patent, (c) managing any interference, opposition, re-issue, reexamination, revocation, nullification, or cancellation proceeding relating to the foregoing, (d) deciding to abandon Patent(s), (e) listing in regulatory publications (as applicable), (f) patent term extension, and (g) settling any interference, opposition, revocation, nullification or cancellation proceeding.

1.29    Phase II Clinical Study” means a preliminary efficacy and safety or dose-ranging human clinical trial of a Covered Product in the target patient population, as defined in 21 C.F.R. § 312.21(b), as may be amended from time to time, or any analogous clinical trial described or defined in Applicable Laws and guidelines in the Territory.

1.30    “Phase III Clinical Study” means a human clinical trial designed as a pivotal study to confirm, with statistical significance, the efficacy and safety of a Covered Product with respect to a particular indication, which trial is performed for purposes of filing an NDA or similar application to obtain Regulatory Approval for such Covered Product in any country or regulatory jurisdiction, as defined in 21 C.F.R. § 312.21(c), as may be amended from time to time, or any analogous clinical trial described or defined in Applicable Laws and guidelines in the Territory.

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1.31    “Receiving Party” shall have the meaning set forth in Article 8.1(a).

1.32    “Regulatory Approval” means, with respect to the Covered Product in a country in the Territory, all approvals from the necessary Governmental Authority or Regulatory Authority to manufacture, import, market and sell such Covered Product in such country in the Territory (including but not limited to, as applicable, a Manufacturing Authorization and all applicable pricing and reimbursement approvals required to market and sell such Covered Product in such country in the Territory).

1.33    “Regulatory Authority” means the applicable medical or drug body or any applicable Governmental Authority involved in granting approvals for the conduct of clinical trials or the importing, manufacturing, marketing, selling, reimbursement or pricing of a Covered Product in a country in the Territory.

1.34    “Term” shall have the meaning set forth in Article 12.1.

1.35    “Territory” means all countries of the world.

1.36    “Third Party” means an entity other than (a) Terns and its Affiliates and (b) Vintagence and its Affiliates.

1.37    “U.S. Dollars” or “US$” means United States dollars, the lawful currency of the United States.

1.38    “Vintagence Know-How” means any Know-How Controlled by Vintagence and/or its Affiliates as of the Effective Date or during the Term, which may be necessary or useful in connection with the research, development, manufacturing, use or commercialization of Covered Compounds and Covered Products, including the Know-How described in Exhibit B.

1.39    “Vintagence Patents” means any Patents in the Territory Controlled by Vintagence and/or its Affiliates as of the Effective Date or during the Term, which claim or otherwise cover the composition of matter, manufacture, or use of Covered Compounds and Covered Products, including the patents and/or patent applications set forth in Exhibit A (and any Patents resulting or derived therefrom in any country or supranational jurisdiction in the Territory).

1.40    “Vintagence Technology” means the Vintagence Know-How and Vintagence Patents.

1.41    “Withholding Party” shall have the meaning set forth in Article 6.3.

2.    DEVELOPMENT; TECHNOLOGY TRANSFER.

2.1    Development Overview.

(a)    Responsibility. Terns shall have sole and full responsibility, authority, and control for and over all aspects of the Development of the Covered Product in the Territory at its cost, including all scientific and business decisions relating thereto.

2.2    Conduct of Development.

(a)    Development Diligence. Terns shall use Commercially Reasonable Efforts to Develop the Covered Product in the Field.

(b)    Development Data. Terns will own all data generated in connection with its Development activities in relation to the Covered Product.

(c)    Regulatory Approvals. Terns or its designee shall own any and all Regulatory Approvals for the Covered Products.

2.3    Rights to Engage Licensees, Subcontractors and Affiliates. Terns shall have the right to license its rights hereunder to and/or engage in connection with the Development, Manufacture and/or Commercialization of Covered Compound(s) and Covered Product(s) (a) any of its Affiliates and/or or (b) licensees or contractors. Notwithstanding the foregoing, Terns shall be obligated to pay Vintagence under this Agreement as set forth in Section 6.1, regardless of whether Terns sublicense its rights or not.

2.4    Technology Transfer. Within [***] of the Effective Date, the Parties will coordinate and agree to a technology transfer plan for Vintagence to provide and transfer to Terns the Vintagence Know-How (which will include Materials) as set forth and was not previously provided to Terns which may be updated or amended by the mutual agreement by the Parties from time to time as needed.

3.    COMMERCIALIZATION.

3.1    Commercialization Overview. Terns shall have sole and full responsibility, authority, and control for and over all aspects of the Commercialization of the Covered Product in the Territory at its cost, including all scientific and business decisions relating thereto. Upon achievement of Regulatory Approval in a Major Market, Terns shall use Commercially Reasonable Efforts to Commercialize the Covered Product in the Field in such Major Market, whether on its own or through one or more Licensees.

3.2    Terns shall have sole and full responsibility, authority, and control for and over all aspects of the Commercialization of the Covered Product in the Territory at its cost, [***]. Terns shall use Commercially Reasonable Efforts to Commercialize the Covered Product in the Field in the Major Markets, including (i) carrying out Commercially Reasonable Efforts to achieve a First Commercial Sale of at least [***] in [***] the Major Markets in the Territory within [***] following execution of this Agreement and (ii) using commercial reasonable efforts to conduct and fund all activities to fulfill its Commercialization plans with respect to such Covered Product in [***] the Major Markets in the Territory.

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3.3    Compliance with Applicable Laws. Each of the Parties shall, and shall cause their respective Affiliates to, conduct all activities under this Agreement in such a manner as to comply in all material respects with all Applicable Laws.

4.    REGULATORY.

4.1    Terns’ Responsibilities. Terns will be responsible for all regulatory activities, at its cost, leading up to and including the obtaining of the Regulatory Approvals for the Covered Product from the Governmental Authority or Regulatory Authority on a country-by-country basis, whether on its own or through Licensees. Terns or its designee shall make, hold and own all Regulatory Filings and Regulatory Approvals. Terns shall only be required to apply for Regulatory Approval in those countries that in its sole discretion are commercially viable.

4.2    Regulatory Obligations and Cost. Terns (and/or, if applicable, its Licensees) shall be responsible for the regulatory strategy, including strategy for filings and label content. Terns shall be solely responsible for all regulatory activities in connection with seeking Regulatory Approvals in the Territory, including communicating and preparing and filing all reports with the Regulatory Authorities.

5.    COMPETING PRODUCTS.

5.1    During the Term of this Agreement, Vintagence and its Affiliates shall not Develop, Manufacture, Commercialize or otherwise exploit in any country in the Territory, whether on its (or their) own or in collaboration with Third Parties, any compound covered by Patent(s). The foregoing shall not be construed to prevent Vintagence and its Affiliates from Developing, Manufacturing or Commercializing, or otherwise exploiting any THR-ß agonist that is not covered by the Patents (“Competing Product”), subject to Section 5.2.

5.2    Vintagence hereby grants to Terns a right of first negotiation to obtain a license or assignment to exclusively Develop, Manufacture, Commercialize or otherwise expoit any Competing Product worldwide. Vintagence will promptly notify Terns in writing when Vintagence decides to solicit proposals or begin discussions with respect to any exploitation of a Competing Product, which notice must describe the Competing Product in detail and provide all other information that may be material to Terns’ decision to exercise its right of first negotiation. Upon receipt of this notice from Vintagence, Terns will have the right, but not the obligation, to enter into good faith discussions with Vintagence to obtain the right to exclusively Develop, Manufacture, Commercialize or otherwise exploit such Competing Product worldwide. Terns may exercise this right by providing Vintagence with written notice within [***] of receiving Vintagence’s notice. Vintagence will not solicit proposals or begin discussions with any Third Party until Terns’ right expires. If Terns exercises its right, Vintagence will negotiate exclusively with Terns on terms that are consistent with those contained in this Agreement. If Terns does not exercise its right or, if after negotiating in good faith for [***], Terns and Vintagence have not agreed on such terms, Vintagence may negotiate with any Third Party, provided that before Vintagence enters into an agreement with a Third Party with respect to such Competing Product,

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Vintagence will promptly provide to Terns a written notice (“Notice”) which will include all material terms of the proposed transaction. The Notice will also be accompanied by a copy of a letter of intent or similar document summarizing the terms of such transaction. Terns will have the right, but not the obligation, to enter into a definitive agreement with Vintagence pursuant to the material terms of the proposed transaction described in the Notice. Terns will have [***] following its receipt of the Notice (“Offer Period”) to exercise this right by providing written notice to Vintagence. Upon the expiration of the Offer Period without Terns exercising this right, Vintagence will be free to execute the transaction under the terms described in the Notice. If (a) Vintagence receives a bona fide offer to enter into a transaction for the Competing Product with different terms, or (b) the transaction described in the Notice is not executed within [***] after the end of the Offer Period, Vintagence will be required to comply with terms of this Section 5.2 again.

6.    FINANCIAL TERMS.

6.1    Payments to Vintagence.

(a)    Upfront Payment. In partial consideration for the rights granted to Terns under this Agreement, Terns shall pay Vintagence CNY5,000,000 within [***] following execution of this Agreement.

(b)    Covered Product Development Milestones. In partial consideration for the rights granted to Terns under this Agreement, Terns shall pay Vintagence the following Development milestones based upon events described in the below table for the Covered Product Developed by Terns under this Agreement to achieve each such milestone. Further, each clinical study milestone will only be paid once upon the first time each event is achieved by any Covered Product even if any of the phases are later restarted or entered by a replacement or subsequent Covered Product. Also, in the event Terns terminates Development of a Covered Product (i.e., a 1st generation Covered Product) and Develops a replacement Covered Product (i.e., a 2nd generation Covered Product), any milestones paid for the Development of the terminated Covered Product shall be credited to the replacement Covered Product, such that Terns shall not be required to pay any milestones for the replacement Covered Product that have already been paid for the terminated Covered Product. Notwithstanding anything to the contrary under this Agreement, the maximum amount that Terns may be obligated to pay Vintagence under this Agreement (including the upfront payment set forth in Section 6.1(a)) is CNY 210,000,000.00.

[***] Development Milestones for the First Covered Product
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For purposes of the table set forth above:

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(c)    Payment. Terns will pay Vintagence the above milestones by the later of [***] after the documented event has been achieved.

6.2    Currency. Except as otherwise provided in this Agreement, all payments to be made by one Party to the other under this Agreement shall be made in China Currency (CNY) by bank wire transfer from such Party’s bank account in immediately available funds to the receiving Party’s bank account designated in writing by the Party receiving the payment.

6.3    Tax Withholding. If any payments required to be made by a Party under this Agreement are or become subject to withholding taxes (including any value added tax) under Applicable Laws of any state, federal, provincial or foreign government, such Party shall be authorized to withhold such taxes as are required under Applicable Law, pay such taxes to the appropriate Governmental Authority, deduct them from such payments, and remit the balance due to the other Party net of such taxes. The Party paying the taxes to the Governmental Authority shall secure and deliver to the other Party an official receipt for taxes paid. In the event that the governing tax authority retroactively determines that a payment pursuant to this Agreement should have been subject to withholding (or to additional withholding) for taxes, and a Party (the “Withholding Party”) remits such taxes to the tax authority, the Withholding Party will invoice the other Party for such amount, and the other Party will pay such amount within [***] of the receipt of such invoice.

6.4    Tax Administration. The Parties agree to fully cooperate with each other to enable each Party to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible and administratively reasonable. Each Party shall provide and make available to the other Party any exemption certificates, resale certificates, or other required tax forms reasonably requested by the other Party to support the provisions of this Agreement.

7.    ASSIGNMENT.

7.1    Vintagence hereby assigns and agrees to assign to Terns any and all right, title and interest in Territory in and to the Vintagence Technology. Vintagence further agrees to timely execute for all Vintagence Patents a patent assignment substantially in the form provided by Terns, and provide to Terns for recordation patent assignments demonstrating transfer of Vintagence Patents along the entire chain of title up to Vintagence.

8.    CONFIDENTIALITY; PUBLICATION.

8.1    Nondisclosure Obligation.

(a)    Except in the case of Confidential Information of a Party that has been identified in writing by such Party as no longer confidential, the obligation contained in this

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Article 8.1 with respect to such Confidential Information shall be perpetual, the Party receiving the Confidential Information of the other Party (such receiving Party, the “Receiving Party”) shall keep confidential and not publish, make available or otherwise disclose any Confidential Information to any Third Party, without the express prior written consent of the Party that disclosed such Confidential Information (the “Disclosing Party”); provided however, the Receiving Party may disclose the Confidential Information to those of its Affiliates, officers, directors, employees, agents, consultants and/or independent contractors (including Licensees) of such Receiving Party who has to know the Confidential Information in connection with this Agreement and is subject confidentiality and non-use obligations, which shall be as same as the obligation of Receiving Party, with respect to such Confidential Information. The Receiving Party shall exercise at a minimum the same degree of care it would exercise to protect its own confidential information (and in no event less than a reasonable standard of care) to keep confidential the Confidential Information. The Receiving Party shall use the Confidential Information solely in connection with the purposes of this Agreement. Notwithstanding the foregoing, the Vintagence Know-How shall be deemed as Confidential Information, and Vintagence shall not (without Terns’ prior written consent in each case) disclose to any Third Party any Vintagence Know-How or use such Vintagence Know-How other than to perform its obligations under this Agreement for the benefit of Terns.

(b)    It shall not be considered a breach of this Agreement if the Receiving Party discloses Confidential Information in order to comply with a lawfully issued court or with a requirement of Applicable Law; provided that: (i) the Receiving Party gives prompt written notice of such disclosure requirement to the Disclosing Party and cooperates with Disclosing Party’s efforts to oppose such disclosure or obtain a protective order for such Confidential Information, and (ii) if such disclosure requirement is not quashed or a protective order is not obtained, the Receiving Party shall only disclose those portions of the Confidential Information that it is legally required to disclose and shall make a reasonable effort to obtain confidential treatment for the disclosed Confidential Information. Notwithstanding the foregoing provisions of Article 8.1(a), either Party may disclose Confidential Information of the other Party if such Party is required to make such disclosure by Applicable Laws, in response to rules or guidance of the United States Internal Revenue Service or other taxing authority, or in other legal processes, including by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or other securities trading institution and shall disclose only such Confidential Information of such other Party as is required to be disclosed.

8.2    Publicity; Use of Names.

(a)    Confidential Terms. Each of the Parties agrees not to disclose to any Third Party the terms and conditions of this Agreement without the prior approval of the other Party, except to advisors (including consultants, financial advisors, attorneys and accountants), potential and existing investors and acquirers on a need to know basis, in each case under circumstances that reasonably protect the confidentiality thereof, or to the extent necessary to comply with the terms of agreements with Third Parties, or to the extent required by Applicable Laws, including securities laws. Notwithstanding the foregoing, Terns may record in any national or supranational jurisdiction in the Territory any assignments for patent rights provided hereunder and register this Agreement pursuant to Applicable Law, and the Parties must agree upon the initial press release(s)

to announce the execution of this Agreement; thereafter, Vintagence and Terns may each disclose to Third Parties the information contained in such press release(s) without the need for further approval by the other. Furthermore, for purposes of clarity, notwithstanding anything to the contrary in this Agreement, either Party may disclose Confidential Information of the other Party if such Party is required to make such disclosure by Applicable Laws, including, in response to rules or guidance of the United States Internal Revenue Service or other taxing authority, or in other legal processes, including by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or other securities trading institution and shall disclose only such Confidential Information of such other Party as is required to be disclosed.

9.    REPRESENTATIONS, WARRANTIES, AND COVENANTS.

9.1    Representations, Warranties, and Covenants of Vintagence. Vintagence represents, warrants, and covenants to Terns that as of the Effective Date:

(a)    it has the full right, power and authority to enter into this Agreement and to assign to Terns the Vintagence Technology, and the fulfillment of its obligations and performance of its activities hereunder do not materially conflict with, violate, or breach or constitute a default under any material contractual obligation or court or administrative order by which Vintagence is bound;

(b)    There are no legal claims, judgments or settlements against or owed by Vintagence or pending legal claims or litigation, in each case relating to the Covered Product or Vintagence Patents.

(c)    There are no legal claims, judgments or settlements against or owed by Vintagence or pending legal claims or litigation, in each case relating to the Vintagence Patents;

(d)    all necessary consents, approvals, certificates, registrations and authorizations of all government authorities and other persons required to be obtained by Vintagence as of and after the Effective Date in connection with the execution, delivery and performance of this Agreement have been obtained;

(e)    The Vintagence Technology is solely owned by Vintagence, free of any liens, encumbrances or other Third-Party rights; and

(f)    Vintagence and its Affiliates shall not assign, grant any security interest in, or otherwise encumber any item of the Vintagence Technology.

9.2    Representations, Warranties, and Covenants of Terns. Terns represents, warrants, and covenants to Vintagence that as of the Effective Date:

(a)    it has the full right, power and authority to enter into this Agreement and the fulfillment of its obligations and performance of its activities hereunder do not materially conflict with, violate, or breach or constitute a default under any material contractual obligation or court or administrative order by which Terns is bound;

(b)    all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by Terns as of the Effective Date in connection with the execution, delivery and performance of this Agreement have been obtained;

(c)    it is not, and will not be or become, a Party to any agreement or contractual obligation with a Third Party that conflicts with or is inconsistent with Terns’ rights and obligations under this Agreement.

9.3    No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY. ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

10.    INDEMNIFICATION.

10.1    By Terns. Terns agrees to indemnify and hold harmless Vintagence, its Affiliates, and their directors, officers, employees and agents (individually and collectively, the “Vintagence Indemnitee(s)”) from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) incurred in connection with any claims, demands, actions or other proceedings by any Third Party (individually and collectively, “Losses”) first arising after the Effective Date to the extent arising from (a) Manufacturing, Development and Commercialization of the Covered Product by Terns, its Affiliates and/or Licensees, (b) the negligence, illegal conduct or willful misconduct of Terns, or (c) Terns’ breach of any of its representations or warranties made in or pursuant to this Agreement or any covenants or obligations set forth in or entered into pursuant to this Agreement, in each case of clauses (a) through (c), except to the extent such Losses arise out of an Vintagence Indemnitee’s negligence, illegal conduct or willful misconduct, or breach of this Agreement.

10.2    By Vintagence. Vintagence agrees to indemnify and hold harmless Terns, its Affiliates, and their directors, officers, employees and agents (individually and collectively, the “Terns Indemnitee(s)”) from and against all Losses to the extent arising from (a) the negligence, illegal conduct or willful misconduct of Vintagence, or (b) Vintagence’s breach of any of its representations or warranties made in or pursuant to this Agreement or any covenants or obligations set forth in or entered into pursuant to this Agreement, in each case of clauses (a) and (b), except to the extent such Losses arise out of any of a Terns Indemnitee’s negligence, illegal conduct or willful misconduct, or breach of this Agreement.

10.3    Defined Indemnification Terms. Either of the Terns Indemnitee or the Vintagence Indemnitee shall be an “Indemnitee” for the purpose of this Article 10, and the Party that is obligated to indemnify the Indemnitee under Article 10.1 or Article 10.2 shall be the “Indemnifying Party”.

10.4    Defense. If any such claims or actions are made, the Indemnitee shall be defended at the Indemnifying Party’s sole expense by counsel selected by the Indemnifying Party, provided that the Indemnitee may, at its own expense, also be represented by counsel of its own choosing. The Indemnifying Party shall have the sole right to control the defense of any such claim or action, subject to the terms of this Article 10.

10.5    Settlement. Subject to Article 10.7 of this Agreement, the Indemnifying Party may settle any such claim, demand, action or other proceeding or otherwise consent to an adverse judgment (a) with prior written notice to the Indemnitee but without the consent of the Indemnitee where the only liability to the Indemnitee is the payment of money and the Indemnifying Party makes such payment, or (b) in all other cases, only with the prior written consent of the Indemnitee, such consent not to be unreasonably withheld or delayed.

10.6    Notice. The Indemnitee shall notify the Indemnifying Party promptly of any claim, demand, action or other proceeding under Article 10.1 or Article 10.2 and shall reasonably cooperate with all reasonable requests of the Indemnifying Party with respect thereto.

10.7    Permission by Indemnifying Party. The Indemnitee may not settle any such claim, demand, action or other proceeding or otherwise consent to an adverse judgment in any such action or other proceeding or make any admission as to liability or fault without the express written permission of the Indemnifying Party.

10.8    Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS ARTICLE 10.8 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER ARTICLE 10, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 8.

11.    INTELLECTUAL PROPERTY.

11.1    Patent Filing, Prosecution and Maintenance. Terns shall have sole responsibility and decision-making authority for all Patent Prosecution actions relating to Vintagence Patents at Terns’ expense.

11.2    Abandonment of Patent or Patent Prosecution. Terns may in its sole discretion elect to discontinue Patent Prosecution in any country on a Patent-by-Patent as provided for under Section 11.1 above. Terns shall give prompt notice to Vintagence if Terns declines to pay costs for the filing, prosecution or maintenance of a Vintagence Patent in any country of the Territory, and in such case, Vintagence shall have the right to file, prosecute or maintain such Vintagence Patent at its own expense. If Vintagence decides to take over Patent Prosecution of such Vintagence Patent, then Terns shall promptly deliver to Vintagence copies of all necessary files related to such Vintagence Patent with respect to which responsibility has been transferred and shall take all actions and execute all documents reasonably necessary for Vintagence to assume such responsibility and shall assign such Vintagence Patents to Vintagence. As of the date of such notice of Terns’ assignment or return to Vintagence, Terns shall have no further liability to Vintagence for such Vintagence Patent aside from cooperating in the exchange of documents related to such Vintagence Patent.

11.3    Patent Prosecution Cooperation. With respect to all Patent Prosecution Vintagence shall:

(a)    execute any instruments to document their respective ownership consistent with this Agreement as reasonably requested by Terns;

(b)    make its employees, agents and consultants reasonably available to Terns (or its authorized attorneys, agents or representatives), to the extent reasonably necessary to enable Terns to undertake its Patent Prosecution responsibilities;

(c)    cooperate, if requested by Terns, with Terns in gaining Patent term extensions; and

(d)    further cooperate, if requested by Terns, with Terns in registering this Agreement with one or more patent office(s) in the Territory.

11.4    Enforcement.

(a)    Notice. Each Party shall promptly provide, but in no event later than [***], to the other with written notice reasonably detailing any known or alleged infringement of the Vintagence Patents and/or Vintagence Know-How.

(b)    Enforcement of Intellectual Property Rights.

(i)    Terns shall have the first right (but shall not be obligated) to bring and control an action to enforce the Vintagence Patents and/or Vintagence Know-How against any Third Party believed to be infringing such Patent or misappropriating or otherwise violating such Vintagence Know-How in the Territory, at its cost.

(ii)    If Terns does not take any steps to abate such infringement or misappropriation of the Vintagence Patent or Vintagence Know-How within [***] from the day on which it first became aware of such infringement or misappropriation, then Vintagence shall have the second right (but shall not be obligated) to take all actions reasonably necessary to abate such infringement or misappropriation.

(iii)    All amounts recovered from enforcement of the Vintagence Patents and/or Vintagence Technology shall be retained by Terns if Terns is the enforcing Party. In the event Vintagence is the enforcing Party in accordance with Section 11.4(b)(ii), then such amounts shall be first used to reimburse Vintagence’s costs and expenses incurred in connection with such action, and any remainder of such recovery shall [***].

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(c)    Cooperation in Enforcement Proceedings. For any action by a Party pursuant to sub-article (b) above, in the event that such Party is unable to initiate or prosecute such action solely in its own name, the other Party will join such action voluntarily and will execute all documents necessary for such Party to initiate, prosecute and maintain such action. If either Terns or Vintagence initiates an enforcement action pursuant to Article 11.4(b), then the other Party shall cooperate to the extent reasonably necessary and at the [***]. Upon the reasonable request of the Party instituting any such action, such other Party shall join the suit and can be represented in any such legal proceedings using counsel of its own choice. [***].

12.    TERMS AND TERMINATION.

12.1    Term. This Agreement shall be effective as of the Effective and shall continue in effect on a country-by-country basis until the all milestone payments are made (the “Term”).

12.2    Unilateral Termination by Terns; Abandonment.

(a)    Terns shall have the right to terminate this Agreement in its entirety or on a Covered Product-by-Covered Product and country-by-country basis, in its sole discretion by giving sixty (60) days advance written notice to Vintagence.

(b)    If Terns elects to abandon in their entirety the Development of the Covered Products, Terns shall notify Vintagence of such election, in which case the Agreement shall be deemed terminated sixty (60) days following Vintagence’s receipt of such notice.

12.3    Termination for Breach. This Agreement may be terminated in its entirety at any time during the Term upon written notice by either Party if the other Party materially breaches this Agreement and, if such breach is curable, such breach has not been cured within ninety (90) days after notice requesting cure of such breach; provided, however, that if such breach is not reasonably subject to cure within ninety (90) days, subject to reasonable efforts being undertaken by the breaching Party throughout such 90-day period and thereafter to cure such breach as promptly as possible, this Agreement may not be terminated pursuant to this Article 12.3 unless such breach is not cured within one hundred eighty (180) days following notice requesting cure of such breach. Notwithstanding the foregoing, in the event the allegedly breaching Party disputes in good faith the existing of such breach, and such dispute in the process of dispute resolution in accordance with Article 13, the foregoing cure period shall be tolled pending the outcome of the resolution process after which the time period shall again begin to run.

12.4    Termination for Insolvency.

(a)    Each Party shall have the right to terminate this Agreement upon delivery of written notice to the other Party in the event that (i) such other Party files in any court or agency pursuant to any statute or regulation of any jurisdiction a petition in bankruptcy or insolvency or for reorganization or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of such other Party or its assets, (ii) such other Party is served with an

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involuntary petition against it in any insolvency proceeding and such involuntary petition has not been stayed or dismissed within ninety (90) days of its filing, or (iii) such other Party makes an assignment of substantially all of its assets for the benefit of its creditors.

12.5    Effect of Termination.

(a)    General. Upon the termination of this Agreement in its entirety under Section 12.2 or by Vintagence for Terns’ material breach under Section 12.3, [***]. Termination of this Agreement for any reason shall not release either Party of any obligation or liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination.

(b)    Return of Confidential Information. Upon expiration or other termination of this Agreement, the Receiving Party agrees to remove all copies and instances of the Disclosing Party’s Confidential Information, including any data provided by the Disclosing Party hereunder, from the Receiving Party’s systems and files, and at the Disclosing Party’s discretion either promptly return all of the Disclosing Party’s Confidential Information or destroy all of the Disclosing Party’s Confidential Information in its possession, and certify to the same. In addition, Terns shall return to Vintagence any Vintagence Know-How that is confidential and proprietary at the time of such expiration or termination. Notwithstanding the foregoing, neither Party shall be required to information retained such Party’s automatic electronic back-ups, subject to such Party’s compliance with the obligations of confidentiality and non-use under this Agreement for so long as such back-ups are retained.

(c)    Notwithstanding anything to the contrary herein, upon termination of this Agreement, any licenses granted by Terns or any Affiliate of Terns prior to such termination under this Agreement shall, [***].

(d)    The Parties acknowledge and agree that they intend for the Vintagence Technology to be assigned to Terns under Section 7.1. Notwithstanding the foregoing, if for any reason the Vintagence Technology were deemed to have been licensed to Terns, then all rights and licenses so granted under or pursuant to this Agreement will be deemed to be for purposes of Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”) licenses or rights to “intellectual property” (as defined in Section 101(35 A) of Bankruptcy Code) and any other similar applicable law or regulation. Vintagence hereby acknowledges that the Vintagence Know-How that relates to such intellectual property, constitute “embodiments” of such intellectual property pursuant to Section 365(n) of the Bankruptcy Code. Vintagence agrees not to interfere with Terns’ exercise, pursuant to Section 365(n) of the Bankruptcy Code or other similar applicable law or regulation, of rights and licenses to intellectual property licensed hereunder and embodiments thereof, and further agrees to take any and all action requested by the other Party to ensure that the foregoing provisions may be fully effectuated under Applicable Laws, and, if requested by Terns, agrees to procure that any past, existing or future creditor of Vintagence irrevocably waives in writing any and all rights that such creditor may have to the intellectual property licensed hereunder and embodiments thereof.

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13.    DISPUTE RESOLUTION.

13.1    Disputes. The Parties recognize that disputes as to certain matters may from time to time arise which relate to either Party’s rights or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation; however, should a dispute arise, the Parties agree to follow the arbitration procedures set forth in Article 13.2.

13.2    Arbitration Procedures. In the event of a dispute, that cannot be resolved through good faith negotiations as set forth above, the dispute shall be referred to and finally resolved by arbitration in the following manner:

(a)    The dispute shall be settled by arbitration in California, USA under the Rules of Arbitration of the International Chamber of Commerce in force when the notice of arbitration is submitted in accordance with the Rules. There shall be [***] arbitrators appointed in the following manner: each Party shall nominate [***] for confirmation as provided in the Rules and following their confirmation, the [***] arbitrator shall be appointed by the International Court of Arbitration of the International Chamber of Commerce; provided, however, that such [***] arbitrator shall have substantive expertise in the pharmaceutical industry.

(b)    The arbitral proceedings shall be conducted in English. To the extent that the Rules are in conflict with the provisions of this Article 13.2, including the provisions concerning the appointment of the arbitrator, the provisions of this Article 13.2 shall prevail.

(c)    Each Party to the arbitration shall cooperate with each other Party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other Party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such Party.

(d)    The award of the arbitral tribunal shall be final and binding upon the Parties a party thereto, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

(e)    Any Party that is a party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

14.    MISCELLANEOUS.

14.1    Assignment. This Agreement and its rights, privileges, and obligations may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided that no consent shall be required for Terns to assign this Agreement in connection with a merger, consolidation, or sale of substantially all Terns’ assets related to this Agreement.

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14.2    Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

14.3    Applicable Law and Litigation. All questions of inventorship will be determined in accordance with U.S. patent laws. In respect to all other Patent issues, the rights of the Parties will be governed by the laws of the jurisdiction in which the applicable Patent is filed or granted. In all other respects, this Agreement shall be governed by and construed in accordance with the laws of California, USA without reference to any rules of conflict of laws.

14.4    Entire Agreement; Amendments. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, with regard to the subject matter hereof (including the rights transferred hereunder) are superseded by the terms of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties hereto.

14.5    Waiver. The waiver by either Party of any right hereunder, or the failure of the other Party to perform, or a breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise.

14.6    Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

14.7    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each Party shall be entitled to rely on the delivery of executed facsimile copies of counterpart execution pages of this Agreement and such facsimile copies shall be legally effective to create a valid and binding agreement among the Parties.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

TERNS PHARMACEUTICALS, INC.

By:	/s/ Weidong Zhong
Name:	Weidong Zhong
Title:	President and CEO

VINTAGENCE BIOTECHNOLOGY, LTD.

By:	/s/ Ben Li
Name:	Ben Li
Title:	CEO

SIGNATURE PAGE TO ASSIGNMENT AGREEMENT

Schedule 1.9, Compound

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Schedule 1.9

Exhibit A, Vintagence Patents

Patent application [***].

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Exhibit A

Exhibit B, Materials/Vintagence Know-How to be Transferred

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Exhibit B

SUPPLEMENTAL AGREEMENT

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Signature page to the Supplemental Agreement

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